UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2009
(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)
1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Performance Share Sub-Plan

On March 17, 2009, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Progress Energy, Inc. (the “Company”) adopted the Executive and Key Manager 2009 Performance Share Sub-Plan, which is a new sub-plan to the 2007 Equity Incentive Plan  (the “2009 PSSP”).  A copy of the 2009 PSSP is attached hereto as Exhibit 10.1.  The new 2009 PSSP is identical, with respect to future awards, to the previously disclosed Exhibit A to the 2007 Equity Incentive Plan (the “2008 PSSP”) but provides for the use of a new peer group and for new performance measures.  The new peer group the Committee selected is a highly-regulated peer group comprised of utilities with a business strategy that is similar to ours.  In addition, the peer group was selected based on other factors including revenues, market capitalization, enterprise value and percent of regulated earnings.  The 2009 PSSP also provides that awards will be determined using two equally weighted performance measures, rather than utilizing an adjusted total shareholder return measure as the sole metric as had been used under the 2008 PSSP.  The two performance measures that will be used under the 2009 PSSP are relative total shareholder return (TSR) and earnings growth.  By using a combination of relative (TSR) and absolute (earnings growth) performance measures, the 2009 PSSP allows the Committee to consider the Company’s performance as compared to its peers’ and management’s achievement of internal goals.  The 2009 PSSP replaces the 2008 PSSP with respect to future performance shares issued by the Company. Performance shares issued under the 2009 PSSP will comprise two-thirds of the named executive officers long-term incentive compensation, with the balance consisting of restricted stock units.

Immediately following its adoption of the 2009 PSSP, the Committee approved grants to each of the named executive officers as follows:  Mr. Johnson – 55,546 shares; Mr. Mulhern – 11,304 shares; Mr. McArthur – 14,093 shares; Mr. Lyash – 13,065 shares; and Mr. Yates – 12,918 shares.

The amount of the grants made to each named executive officer was equal to such officer’s PSSP long-term incentive target for 2008.  The grants will vest in 2011.

Special Restricted Stock Unit Grants

Also on March 17, 2009, the Committee approved the following special restricted stock unit retention grants to each of the named executive officers as follows:  Mr. Johnson – 8,000 RSUs; Mr. McArthur – 2,000 RSUs; Mr. Mulhern – 2,500 RSUs; Mr. Lyash – 2,000 RSUs; and Mr. Yates – 2,000 RSUs.  These RSUs will vest in 2011.   A copy of the form of Restricted Stock Unit Award Agreement is attached hereto as Exhibit 10.2.

Amended Management Incentive Compensation Plan

Also, on March 17, 2009, the Committee adopted a new Amended Management Incentive Compensation Plan, effective January 1, 2010 (the “2010 MICP”).  A copy of the 2010 MICP is attached hereto as Exhibit 10.3.  The 2010 MICP is identical, with repect to future awards, to the previously Amended and Restated Management Incentive Compensation Plan of the Company, effective January 1, 2007, which was filed as Exhibit 10(c)(9) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007; however, the 2010 MICP replaces the legal entity EBITDA performance measure with legal entity earnings.  This change is based upon the Committee’s determination that legal entity earnings is a more appropriate measure, given the Company’s increasing focus on legal entity net income.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

    (c)    Exhibits

        10.1 Executive and Key Manager 2009 Performance Share Sub-Plan (Exhibit A to the 2007 Equity Incentive Plan)

        10.2 Form of Progress Energy, Inc. Restricted Stock Unit Award Agreement

        10.3 Amended Management Incentive Compensation Plan of Progress Energy, Inc., as amended January 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ Jeffrey M. Stone
Jeffrey M. Stone
Chief Accounting Officer

Date: March 23, 2009